                                                           Exhibit No. EX-99.d.2

                             SUB-ADVISORY AGREEMENT

     AGREEMENT  made by and between  DELAWARE  MANAGEMENT  COMPANY,  a series of
Delaware  Management  Business  Trust (the  "Investment  Manager")  and MONDRIAN
INVESTMENT PARTNERS LIMITED (the "Sub-Adviser").

WITNESSETH:

     WHEREAS,  Delaware  Group  Pooled  Trust,  a Delaware  Business  Trust (the
"Trust") is an investment company registered under the Investment Company Act of
1940, as amended (the "1940 Act"),  and is organized as a statutory  trust under the laws of the State of Delaware; and

     WHEREAS,  The Emerging  Markets,  The Global Fixed  Income  Portfolio,  The
International  Equity Portfolio,  The International Fixed Income Portfolio,  and
The Labor Select International Equity Portfolio (each, the "Fund") are series of the Trust; and

     WHEREAS,  the Investment Manager and the Trust, on behalf of the Fund, have entered into an agreement (the "Investment  Management  Agreement")  whereby the
Investment Manager will provide  investment  advisory services to the Trust with respect to the Fund; and

     WHEREAS,  the  Investment  Manager has the authority  under the  Investment
Management Agreement to retain one or more sub-advisers to assist the Investment
Manager in providing  investment  advisory services to the Trust with respect to the Fund; and

     WHEREAS,   the  Investment  Manager  and  the  Sub-Adviser  are  registered investment  advisers under the Investment  Advisers Act of 1940, as amended (the
"Advisers  Act"),  and engage in the business of providing  investment  advisory services; and

     WHEREAS, the Board of Trustees (the "Board" or the "Trustees") of the Trust
and the  Investment  Manager  desire  that the  Investment  Manager  retain  the
Sub-Adviser  to render  investment  advisory and other  services with respect to that  portion  of the Fund as the  Investment  Manager  shall  from time to time allocate to the  Sub-Adviser  (the  "Managed  Portion")  in the manner,  for the period, and on the terms hereinafter set forth;

     NOW, THEREFORE,  in consideration of the mutual covenants herein contained, and each of the parties hereto  intending to be legally  bound,  it is agreed as follows:

     1.   (a) The  Sub-Adviser will supervise and direct the  investments of the assets  of the  Managed  Portion  of the  Fund in  accordance  with  the  Fund's investment  objectives,  policies,  and  restrictions  as provided in the Fund's
Prospectus and Statement of Additional  Information,  as currently in effect and as amended or  supplemented  from time to time  (hereinafter  referred to as the
"Prospectus"),  and such other  limitations  as the Fund may impose by notice in writing to the Sub-Adviser, subject always to the supervision and control of the
Investment Manager and the Board.

          (b) As part of the services it will provide hereunder, the Sub-Adviser is authorized, in its discretion and without prior consultation with the Fund or the Investment Manager to:

               (i)  obtain  and  evaluate  information  relating  to  investment recommendations,  asset allocation advice,  industries,  businesses,  securities markets, research, economic analysis, and other investment services with respect to the  securities  that are  included in the Managed  Portion or that are under consideration  for  inclusion  in the  Managed  Portion  and invest the  Managed
Portion in accordance  with the  Investment  Manager's  and the Board's  written direction as more fully set forth herein and as otherwise directed;

               (ii) regularly  make decisions as to what  securities to purchase and sell on behalf of the Fund with respect to the Managed  Portion,  effect the purchase and sale of such  investments in  furtherance of the Fund's  objectives and policies,  and furnish the Board with such information and reports regarding the  Sub-Adviser's  activities in the  performance of its duties and obligations under this Agreement as the Investment Manager deems appropriate or as the Board may reasonably request, including such reports,  information, and certifications as the  officers  of the Trust may  reasonably  require in order to comply  with applicable international, federal and state laws and regulations;

               (iii) provide any and all material composite or other performance information,  records and supporting  documentation  about accounts or funds the
Sub-Adviser  manages,  if appropriate,  that are relevant to the Managed Portion and that have  investment  objectives,  policies,  and strategies  substantially similar to those  employed by the  Sub-Adviser  in managing the Managed  Portion that may be reasonably  necessary,  under  applicable laws, to allow the Fund or its agent to present information  concerning the Sub-Adviser's prior performance in the  Fund's  currently  effective  Prospectus,  as the same may be  hereafter modified, amended, and/or supplemented from time to time, and in any permissible reports and materials prepared by the Fund or its agent;

               (iv)  provide   information   as  reasonably   requested  by  the
Investment  Manager  or  the  Board  to  assist  them  or  their  agents  in the determination  of the fair value of  certain  portfolio  securities  held in the
Managed Portion when market quotations are not readily available for the purpose of  calculating  the Fund's net asset value in accordance  with  procedures  and methods established by the Board;

               (v) vote proxies, exercise conversion or subscription rights, and respond to tender offers and other consent  solicitations  ("Corporate Actions")
with respect to the issuers of securities held in the Managed Portion,  provided materials  relating to such Corporate  Actions have been timely  received by the
Sub-Adviser, and to submit reports regarding such Corporate Actions, including a copy of any policies  regarding such  Corporate  Actions,  in a form  reasonably satisfactory to the Investment  Manager and the Fund in order to comply with any applicable federal or state reporting requirements;

               (vi) provide  performance  and other  information  as  reasonably requested by the  Investment  Manager or the Board to assist them or their agent in conducting ongoing due diligence and performance monitoring; and

               (vii) maintain all accounts,  books,  and records with respect to the Managed  Portion as are  required of an  investment  adviser of a registered investment  company  pursuant to the 1940 Act and the Advisers Act and the rules thereunder and preserve for the periods  prescribed by Rule 31a-2 under the 1940
Act any accounts,  books and records that it maintains for the Fund and that are required  to be  maintained  by Rule 31a-1 under the 1940 Act.  The  Sub-Adviser shall furnish to the Investment Manager copies of all such accounts,  books, and records as the Investment Manager may reasonably request. The Sub-Adviser agrees that such accounts,  books,  and records are the property of the Trust, and will be surrendered to the Trust promptly upon request,  with the understanding  that the Sub-Adviser may retain its own copy of all records.

         (c) The  Sub-Adviser  shall  not consult with any other  sub-adviser of the Fund or of any fund that is an  "affiliated  person" of the Fund  concerning transactions  for  the  Fund in  securities  or  other  assets,  except  as such consultations  may be reasonably  necessary in order to ensure  compliance  with
Rule 12d3-1 under the 1940 Act.

          (d) In furnishing services hereunder, the Sub-Adviser shall be subject to, and shall perform in accordance  with, the following:  (i) provisions of the
Trust's  Agreement  and  Declaration  of  Trust,  as the same  may be  hereafter modified, amended, and/or supplemented from time to time, that are applicable to the Managed Portion;  (ii) provisions of the Trust's By-Laws, as the same may be hereafter  modified,  amended,  and/or  supplemented from time to time; that are applicable to the Managed Portion;  (iii) the Fund's  Prospectus;  (iv) the 1940
Act and the Advisers  Act and the rules under each and all other  international, federal and state securities laws or regulations applicable to the Trust and the
Fund;  (v) the Trust's  compliance  procedures and other policies and procedures adopted from time to time by the Board  applicable to the Managed  Portion;  and
(vi) the written instructions of the Investment Manager.

          (e) The  Investment  Manager  agrees to provide the  Sub-Adviser  with current copies of the documents mentioned in paragraph 1(d)(i),  (ii), (iii) and
(v) above and all changes made to such documents at, or if  practicable,  before the time such changes become effective,  and the Investment Manager acknowledges and agrees that the  Sub-Adviser  shall not be responsible  for compliance  with such  documents  or  amendments  unless  and  until  they  are  received  by the
Sub-Adviser.  The Sub-Adviser shall be fully protected in acting upon any proper instructions  reasonably believed by it to be genuine and signed or communicated by or on behalf of the Investment Manager or the Fund.

          (f) The  Sub-Adviser  hereby agrees during the period  hereinafter set forth to render the services and assume the obligations herein set forth for the compensation  herein provided.  The Sub-Adviser shall for all purposes herein be deemed to be an independent  contractor,  and shall,  unless otherwise expressly provided and  authorized,  have no authority to act for or represent  the Trust, the Fund or the Investment  Manager in any way, or in any way be deemed an agent of the Trust, the Fund or the Investment Manager.

          (g) The  Sub-Adviser  may perform its services  through its employees, officers  or agents,  and the  Investment  Manager  shall not be entitled to the advice,  recommendation or judgment of any specific person;  provided,  however, that the persons identified in the Fund's Prospectus shall perform the portfolio
management  duties  described   therein  until  the  Sub-Adviser   notifies  the
Investment  Manager that one or more other  affiliates,  employees,  officers or agents identified in such notice shall assume such duties as of a specific date.

          (h) The  Investment  Manager shall provide (or use its best efforts to cause to be provided)  timely  information  to the  Sub-Adviser  regarding  such matters  as the cash  requirements  and cash  available  for  investment  in the
Managed Portion,  and all other  information as may be reasonably  necessary for the Sub-Adviser to perform its responsibilities under this Agreement.

     2.   (a) Under the terms of the Investment Management  Agreement, the Trust shall  conduct its own  business  and affairs  and shall bear the  expenses  and salaries necessary and incidental  thereto  including,  but not in limitation of the  foregoing,  the costs  incurred in: the  maintenance  of its existence as a statutory  trust  organized  under  the  laws  of the  State  of  Delaware;  the maintenance  of its own books,  records,  and  procedures;  dealing with its own shareholders;  the payment of dividends;  transfer of shares, including issuance and repurchase of shares; preparation of share certificates, if any; reports and
notices  to  shareholders;   calling  and  holding  of  shareholders'  meetings;
miscellaneous office expenses; brokerage commissions;  custodian fees; legal and accounting fees; taxes; interest and federal and state registration fees.

          (b)  Directors,  officers  and  employees  of the  Sub-Adviser  may be directors,  officers  and  employees  of other  funds  that  have  employed  the
Sub-Adviser  as  sub-adviser  or  investment  manager.  Directors,  officers and employees of the Sub-Adviser who are Trustees,  officers and/or employees of the
Trust, shall not receive any compensation from the Trust for acting in such dual capacity.

     3.   (a) The Sub-Adviser will select brokers and dealers to effect all Fund transactions  with respect to the Managed  Portion subject to the conditions set forth herein.  The  Sub-Adviser  may combine orders for the Managed Portion with orders for other  accounts or funds  under  management.  Transactions  involving combined orders are allocated in a manner deemed equitable to each account.  The
Sub-Adviser will place all necessary orders with brokers,  dealers,  or issuers, and will negotiate  brokerage  commissions,  if applicable.  The  Sub-Adviser is directed at all times to seek to execute  transactions  for the Managed  Portion
(i) in accordance with any written policies, practices or procedures that may be established  by the  Board  or the  Investment  Manager  from  time to time  and provided to the Sub-Adviser,  and (ii) as described in the Fund's Prospectus and
SAI. In placing any orders for the purchase or sale of investments for the Fund, with respect to the Managed Portion,  the Sub-Adviser shall use its best efforts to obtain for the  Managed  Portion  "best  execution,"  considering  all of the circumstances,  and shall maintain  records  adequate to demonstrate  compliance with this requirement.

          (b) Subject to the appropriate policies and procedures approved by the
Board and provided to the Sub-Adviser in writing,  the  Sub-Adviser  may, to the extent  authorized by Section 28(e) of the  Securities  Exchange Act of 1934, as
amended  (the  "Exchange  Act"),  cause the  Managed  Portion to pay a broker or dealer that provides brokerage and research services to the Investment  Manager, the  Sub-Adviser and the Managed Portion an amount of commission for effecting a
Fund transaction in excess of the amount of commission  another broker or dealer would have charged for effecting that transaction if the Sub-Adviser determines, in good faith,  that such amount of  commission is reasonable in relation to the value of such brokerage and research  services  provided viewed in terms of that particular  transaction or the  Sub-Adviser's  overall  responsibilities  to its clients for which the Investment Manager or the Sub-Adviser exercises investment discretion.  To the  extent  authorized  by  Section  28(e) and the  Board,  the
Sub-Adviser shall not be deemed to have acted unlawfully or to have breached any duty created by this Agreement or otherwise solely by reason of such action.

          (c) Subject to applicable law and regulations, including Section 17(e)
of the 1940 Act and Rule 17e-1  thereunder,  the  Sub-Adviser  is  authorized to place  orders for the purchase and sale of  securities  for the Managed  Portion with brokers or dealers that are affiliated with the Sub-Adviser.  Any entity or person  associated  with the  Investment  Manager or the  Sub-Adviser  that is a member of a national securities exchange is authorized to effect any transaction on such  exchange  for the account of the Fund to the extent and as permitted by
Section 11(a)(1)(H) of the Exchange Act and Rule 11a2-2(T) thereunder.

     4.   As compensation for the  services  to be rendered to the Trust for the benefit of the Fund by the  Sub-Adviser  under the provisions of this Agreement, the Investment Manager shall pay to the Sub-Adviser a fee as provided in Exhibit
A attached hereto.

     5.   The services to be rendered  by the  Sub-Adviser  to the Trust for the benefit of the Fund under the  provisions of this Agreement are not to be deemed to be  exclusive,  and  the  Sub-Adviser  shall  be free to  render  similar  or different  services  to others so long as its  ability  to render  the  services provided for in this Agreement shall not be materially impaired thereby.

     6.   (a)   Subject  to  the  limitation  set  forth  in  Paragraph  5,  the
Sub-Adviser,  its directors,  officers,  employees, agents, and shareholders may engage in other  businesses,  may render  investment  advisory services to other investment  companies,  or  to  any  other  corporation,  association,  firm  or individual,  and may render  underwriting  services to the Trust or to any other investment company, corporation, association, firm or individual.

          (b) Neither the Investment  Manager,  the Trust nor the Fund shall use the Sub-Adviser's  actual or fictitious name(s),  mark(s),  derivative(s) and/or logo(s) (or that of any  affiliate  of the  Sub-Adviser,  other than that of the
Fund, the Trust, or any affiliate of the Investment Manager that is an affiliate of the Sub-Adviser  solely by reason of the Sub-Adviser's  provision of services pursuant  to this  Agreement)  or  otherwise  refer  to the  Sub-Adviser  in any materials  related  to the  Trust or the  Fund  distributed  to  third  parties, including the Fund's shareholders,  without prior review and written approval by or on  behalf of the  Sub-Adviser,  which may not be  unreasonably  withheld  or delayed.  Upon termination of this Agreement,  the Investment Manager, the Trust and the Fund,  shall,  to the  extent  applicable  and as soon as is  reasonably possible, cease to use the Sub-Adviser's actual or fictitious name(s),  mark(s), derivative(s) and/or logo(s) in materials related to the Fund.

          (c) The  Sub-Adviser  shall not use the Investment  Manager's name (or that  of any  affiliate  of the  Investment  Manager,  other  than  that  of any affiliate of the  Sub-Adviser  that is an affiliate  of the  Investment  Manager solely by reason of the  Sub-Adviser's  provision  of services  pursuant to this
Agreement) or otherwise refer to the Investment Manager in any materials related to the Trust or the Fund  distributed  to third  parties,  including  the Fund's shareholders,  without  prior  review and  written  approval  by the  Investment
Manager,  which may not be unreasonably withheld or delayed. Upon termination of this Agreement, the Sub-Adviser,  shall, to the extent applicable and as soon as is reasonably possible, cease to use the actual or fictitious name(s),  mark(s), derivative(s) and/or logo(s) of the Trust and the Fund.

          (d) This Section 6 applies solely to materials related to the Fund and the  Trust  only,  and  not to  other  products  or  relationships  between  the
Sub-Adviser and the Investment Manager.

     7.   (a)  In  the  absence  of   willful  misfeasance,  bad    faith, gross
negligence,   or  reckless  disregard  in  the  performance  of  its  duties  as
Sub-Adviser to the Trust on behalf of the Fund,  neither the Sub-Adviser nor any of its  officers,  directors,  employees or agents  (collectively,  "Sub-Adviser
Related Persons") shall be liable to the Trust, the Fund, the Investment Manager or any  shareholder of the Trust for any action or omission in the course of, or connected  with,  rendering  services  hereunder  or for any losses  that may be sustained in the purchase,  holding or sale of any security,  or otherwise.  The
Sub-Adviser makes no representation  or warranty,  express or implied,  that any level of  performance  or  investment  results  will be  achieved by the Managed
Portion  or the Fund,  or that the  Managed  Portion  or the Fund  will  perform
comparably  with  any  standard  or  index,   including  other  clients  of  the
Sub-Adviser,  whether  public or private.  Subject to the first sentence of this
Section 7(a), the Sub-Adviser  shall not be responsible for any loss incurred by any reason of any act or omission of any bank, broker, the custodian bank or any administrator or trustee whether appointed on behalf of the Investment  Manager, the Fund or the Trust.  Nothing  contained  herein  shall be deemed to waive any liability which cannot be waived under applicable law, including applicable U.S.
state and federal  securities laws, ERISA and the Financial Services and Markets
Act 2000 of the United  Kingdom  ("FSMA")  or any rules or  regulations  adopted under any of those laws.

          (b) The Investment Manager shall indemnify Sub-Adviser Related Persons to the  fullest  extent  permitted  by law  against  any and all  loss,  damage, judgments, fines, amounts paid in settlement and reasonable expenses,  including
attorneys'  fees,   (collectively  "Losses")  incurred  by  the  Sub-Adviser  or
Sub-Adviser Related Persons arising from or in connection with this Agreement or the  performance by the  Sub-Adviser or  Sub-Adviser  Related  Persons of its or
their  duties  hereunder  so long as such  Losses  arise  out of the  Investment
Manager's  willful  misfeasance,   bad  faith,  gross  negligence,  or  reckless
disregard in  performing  its  responsibilities  hereunder,  including,  without limitation,  such Losses  arising under any  applicable law or that may be based upon  any  untrue  statement  of  a  material  fact  contained  in  the  Trust's
Registration  Statement,  or any amendment thereof or any supplement thereto, or the omission to state therein a material fact that was known or that should have been  known and was  required  to be stated  therein  or  necessary  to make the statements therein not misleading, unless such statement or omission was made in reasonable reliance upon information  furnished to the Investment Manager or the
Trust by the  Sub-Adviser  or a  Sub-Adviser  Related  Person  specifically  for inclusion in the Registration  Statement or any amendment  thereof or supplement thereto,  except to the extent any such Losses referred to in this paragraph (b)
result  from  willful  misfeasance,  bad faith,  gross  negligence  or  reckless disregard on the part of the Sub-Adviser or a Sub-Adviser  Related Person in the
performance of any of its duties under, or in connection with, this Agreement.

          (c) The  Sub-Adviser  shall  indemnify the Investment  Manager and its affiliates and its or their controlling persons, officers, directors, employees, agents,  legal  representatives  and  persons  controlled  by it  (collectively,
"Investment  Manager  Related  Persons") to the fullest extent  permitted by law against any and all Losses  incurred  by the  Investment  Manager or  Investment
Manager Related Persons arising from or in connection with this Agreement or the performance by the Investment  Manager or Investment  Manager Related Persons of
its  or  their  duties  hereunder  so  long  as  such  Losses  arise  out of the
Sub-Adviser's  willful  misfeasance,  bad faith,  gross negligence,  or reckless disregard in  performing  its  responsibilities  hereunder,  including,  without limitation,  such Losses  arising under any  applicable law or that may be based upon  any  untrue  statement  of  a  material  fact  contained  in  the  Trust's
Registration  Statement,  or any amendment thereof or any supplement thereto, or the omission to state therein a material fact that was known or that should have been  known and was  required  to be stated  therein  or  necessary  to make the statements  therein not  misleading,  if such  statement or omission was made in reasonable reliance upon information  furnished to the Investment Manager or the
Trust by the  Sub-Adviser  or a  Sub-Adviser  Related  Person  specifically  for inclusion in the Registration  Statement or any amendment  thereof or supplement thereto,  except to the extent any such Losses referred to in this paragraph (c)
result  from  willful  misfeasance,  bad faith,  gross  negligence  or  reckless disregard on the part of the Investment Manager or an Investment Manager Related
Person in the  performance  of any of its duties under,  or in connection  with, this Agreement.

     8.   (a) This  Agreement  shall be executed  and become effective as of the date written below;  provided,  however,  that this  Agreement  shall not become effective  with  respect to the Fund  unless it has first been  approved  in the manner  required by the 1940 Act and the rules  thereunder or in accordance with exemptive or other relief granted by the Securities and Exchange Commission (the
"SEC") or its staff. This Agreement shall continue in effect for a period of two
(2)  years  and may be  renewed  thereafter  only so  long as such  renewal  and continuance  is  specifically  approved at least annually by the Board or by the vote of a majority of the outstanding  voting securities of the Fund and only if the terms and the renewal hereof have been approved by the vote of a majority of those Trustees of the Trust who are not parties  hereto or "interested  persons"
of the Trust, the Fund, or any party hereto,  cast in person at a meeting called for the purpose of voting on such approval.

          (b) No amendment to this Agreement shall be effective  unless approved in the manner required by the 1940 Act and the rules thereunder or in accordance with exemptive or other relief granted by the SEC or its staff.

          (c) This Agreement may be terminated (i) by the Investment  Manager at any time, without the payment of a penalty,  on ninety (90) days' written notice to the  Sub-Adviser of the Investment  Manager's  intention to do so and (ii) by the Trust at any time,  without  the  payment of a penalty,  on sixty (60) days'
written notice to the Sub-Adviser of the Trust's  intention to do so pursuant to action by the Board or  pursuant  to the vote of a majority  of the  outstanding voting  securities of the Fund. The  Sub-Adviser may terminate this Agreement at any time, without the payment of a penalty,  on ninety (90) days' written notice to the  Investment  Manager  and  the  Trust  of its  intention  to do so.  Upon termination of this  Agreement,  the  obligations  of all the parties  hereunder shall cease and terminate as of the date of such termination, except for (i) any obligation  arising out of or relating to a breach of this  Agreement  committed prior to such termination,  (ii) the obligation of the Investment Manager to pay to the Sub-Adviser the fee provided in Paragraph 4 hereof,  prorated to the date of termination, and (iii) any indemnification obligation provided in Paragraph 7 hereof.  This  Agreement  shall  automatically  terminate  in the  event  of its assignment or upon the termination of the Investment Management Agreement.

     9. Any information  and advice  furnished by either party to this Agreement to the other party shall be treated as  confidential  and shall not be disclosed to third parties without the consent of the other party hereto.  Notwithstanding the  foregoing,  information  shall  not  be  subject  to  such  confidentiality obligations if it:

               (i) is  already  known to the  receiving  party at the time it is obtained (other than through previous  disclosure by the protected party or by a party known by the receiving party to be bound by a  confidentiality  obligation to the protected party);

               (ii)  is or  becomes  publicly  known  or  available  through  no wrongful act of the receiving party;

               (iii) is rightfully  received from a third party who, to the best of the receiving party's knowledge, is not under a duty of confidentiality;

               (iv) is required to be disclosed by the receiving  party pursuant to a requirement of a court order,  subpoena,  governmental or regulatory agency or law (provided the receiving party provides the protected party written notice of such requirement, to the extent such notice is permitted);

               (v) is  relevant  to the  defense of any claim or cause of action asserted  against the receiving party (provided the receiving party provides the protected  party  with  sixty (60) days'  written  notice of any  disclosure  if practicable  or such lesser  amount as may be necessary and provided such notice does not prejudice the receiving party); or

               (vi) has been or is  independently  developed  or obtained by the receiving party.

The Sub-Adviser shall not disclose any "nonpublic personal information" (as such term is defined in Regulation S-P, including any amendments  thereto) pertaining to the customers of the Trust or a client of the Investment Manager to any third party or use such  information  other  than for the  purpose  of  providing  the services contemplated by this Agreement.

     10. The Sub-Adviser represents, warrants and agrees that:

          (a) The Sub-Adviser:  (i) is registered as an investment adviser under the  Advisers  Act and will  continue  to be so  registered  for so long as this
Agreement  remains  in  effect;  (ii) is not  prohibited  by the 1940  Act,  the
Advisers  Act or other law,  regulation  or order from  performing  the services contemplated by this Agreement;  (iii) to the best of its knowledge, has met and will seek to continue to meet for so long as this  Agreement  remains in effect,
any  other  applicable  federal  or  state   requirements,   or  the  applicable
requirements of any regulatory or industry  self-regulatory  agency necessary to be met in order to perform the services contemplated by this Agreement; (iv) has the  authority  to enter into and  perform  the  services  contemplated  by this
Agreement; and (v) will promptly notify the Investment Manager of the occurrence of any event that would disqualify the Sub-Adviser from serving as an investment adviser of an  investment  company  pursuant to Section  9(a) of the 1940 Act or otherwise. The Sub-Adviser will also promptly notify the Fund and the Investment
Manager  if it is served or  otherwise  receives  notice  of any  action,  suit, proceeding,  inquiry or  investigation,  at law or in  equity,  before or by any court,  public  board or body,  involving  the  affairs  of the Fund,  provided, however, that routine regulatory examinations that do not specifically relate to the  Managed  Portion or the Fund shall not be  required  to be reported by this provision.

          (b) The  Sub-Adviser  has adopted a written  code of ethics  complying with the  requirements  of Rule 17j-1  under the 1940 Act and will  provide  the
Investment  Manager  and the Board with a copy of such code of ethics,  together with  evidence of its  adoption.  In accordance  with the  requirements  of Rule
17j-1,  the  Sub-Adviser  shall  certify  to the  Investment  Manager  that  the
Sub-Adviser has complied in all material  respects with the requirements of Rule
17j-1 during the previous year and that there has been no material  violation of the  Sub-Adviser's  code of ethics  relating  to the  services  the  Sub-Adviser performs  under this  Agreement  or, if such a material  violation has occurred, that  appropriate  action  was taken in  response  to such  violation.  Upon the written request of the Investment Manager,  the Sub-Adviser shall provide to the
Investment Manager, its employees or its agents all information required by Rule
17j-1(c)(1)  relating  to the  approval  by the Fund's  Board of Trustees of the
Sub-Adviser's  code of ethics relating to the services the Sub-Adviser  performs under this Agreement.

          (c) The Sub-Adviser has provided the Investment Manager with a copy of its  Form  ADV at least  forty-eight  (48)  hours  prior  to  execution  of this
Agreement,  which  as of the  date of this  Agreement  is its  Form  ADV as most recently  filed with the SEC, and promptly will furnish a copy of all amendments to the Investment  Manager at least annually.  Such amendments shall reflect all changes in the Sub-Adviser's  organizational  structure,  professional  staff or other  significant  developments  affecting the Sub-Adviser,  as required by the
Advisers Act.

          (d) The Sub-Adviser  will notify the Trust and the Investment  Manager of any event  that would be deemed an  assignment  of this  Agreement,  with the exception of any  assignment by or with respect to the  Investment  Manager,  or change of control of the Sub-Adviser,  as applicable, and any changes in the key personnel  who are the portfolio  manager(s) of the Managed  Portion prior to or promptly after such change.  The Investment  Manager will notify the Sub-Adviser of any event  that would be deemed an  assignment  of this  Agreement,  with the exception of any assignment by or with respect to the Sub-Adviser,  or change of control of the Investment Manager, as applicable. The Sub-Adviser agrees to bear all  reasonable  expenses of the Fund,  if any,  arising out of an assignment of this Agreement or change in control of the Sub-Adviser so long as the assignment is not by or with respect to the Investment Manager.

          (e) The Sub-Adviser  agrees to maintain an appropriate level of errors
and  omissions  or  professional   liability  insurance  coverage  as  shall  be
reasonably necessary in light of its obligations under this Agreement.

     11. This  Agreement  shall extend to and bind the successors of the parties hereto.  Nothing in this Agreement,  express or implied, is intended to or shall
(a) confer on any  person  other than the  parties  hereto and their  respective successors or permitted  assigns any rights  (including third party  beneficiary rights),  remedies,  obligations  or  liabilities  under  or by  reason  of this
Agreement,  or (b) constitute the parties hereto as partners or as  participants in a joint venture.

     12. For the  purposes of this  Agreement,  the terms "vote of a majority of the outstanding voting securities,"  "interested  person,"  "affiliated person,"
and  "assignment"  shall have the meanings given them in the 1940 Act,  subject, however to such  exemptions as may be granted by the SEC and its staff under the
1940 Act.

     IN WITNESS  WHEREOF,  the parties  hereto have caused this  Agreement to be signed by their duly authorized officers and duly attested as of the 24th day of
September, 2004.

MONDRIAN INVESTMENT                          DELAWARE MANAGEMENT
PARTNERS LIMITED                             COMPANY, a series of Delaware
                                             Management Business Trust

By:     /s/ David Tilles                      By:    /s/ Jude T. Driscoll
--------------------------------              -------------------------------
Name:   David Tilles                          Name:
Title:  Chief Investment Officer              Title:
        and Managing Director

Attest: /s/ Victoria Cooper                   Attest: /s/ Anthony G. Ciavarelli
--------------------------------              -------------------------------
        Victoria Cooper                       Name:
        Executive Secretary                   Title:

Agreed to and accepted as of the day and year first above written:

                              Delaware Pooled Trust, for the

                              The Emerging Markets Portfolio
                              The Global Fixed Income Portfolio
                              The International Equity Portfolio
                              The International Fixed Income Portfolio
                              The Labor Select International Equity Portfolio

                                              By:    /s/ Jude T. Driscoll
                                              -------------------------------
                                              Name:
                                              Title:

                                              Attest: /s/ Anthony G. Ciavarelli
                                              -------------------------------
                                              Name:
                                              Title:

                                    Exhibit A

                                  Fee Schedule

Fund                                                   Annual Rate
                                   (as a percentage of average daily net assets)

                              DELAWARE POOLED TRUST

The Emerging Markets Portfolio                             0.75%
The Global Fixed Income Portfolio                          0.30%
The International Equity Portfolio                         0.36%
The International Fixed Income Portfolio                   0.30%
The Labor Select International Equity Portfolio            0.30%